UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2009

VISA INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33977	26-0267673
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 8999 San Francisco, California	94128-8999
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 932-2100

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously disclosed in a Form 8-K filed on August 31, 2009, Visa U.S.A. Inc. (“Visa U.S.A.”), a principal operating subsidiary of Visa Inc. (“Company”), entered into an agreement (the “Prepayment Agreement”) on August 31, 2009 to modify its payment obligations under a settlement agreement, dated as of June 4, 2003, with plaintiffs in a class action lawsuit challenging certain aspects of the payment card industry under U.S. federal antitrust law. On October 2, 2009, the court in the class action lawsuit entered a final order approving the Prepayment Agreement. As a result, and, consistent with previous disclosure and pursuant to the terms of the Prepayment Agreement, the Company made a prepayment of its remaining $800 million in payment obligations at a discounted amount of $682 million on October 5, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISA INC.

Date: October 6, 2009

	By:	/s/ JOSEPH W. SAUNDERS
Joseph W. Saunders
Chief Executive Officer and Chairman of the Board of Directors